Exhibit 33.1

BECKSTEAD & COMPANY, CPAs

Board of Directors as Audit Committee

SYDYS Corporation

7 Orchard Lane

Lebanon, NJ 08833

We hereby consent to the inclusion of our audit report dated April 14, 2014, on the financial statements of OverAdMedia for the years ended December 31, 2013 and 2012, in the Form 8-KA Amendment Number 2. Current Report dated May 12, 2015, to be filed with the US Securities and Exchange Commission.

/s/ Beckstead & Company

Beckstead & Company

May 12, 2015

321 Greenleaf Glen Street, Henderson, NV 89014

702-528-1984(office) 855-301-9788(efax)